UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2008

Adex Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143695	20-8755674
(Commission File Number)	(I.R.S. Employer Identification No.)

883 North Shoreline Boulevard; Suite A200 Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 967-3040
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 9.01 Financial Statements and Exhibits

As previously reported on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2008, Adex Media, Inc., a Delaware corporation (the “Company”) acquired substantially all the assets of Bay Harbor Marketing, LLC, a California limited liability company (“Bay Harbor”). This Amendment No. 1 is being filed to include the financial statements and pro forma financial information required under Item 9.01 of Form 8-K.

(d) Exhibits.

99.2
Audited Financial Statements of Bay Harbor Marketing, LLC (“Bay Harbor”) for the years ended December 31, 2007 and 2006 and the related notes thereto, together with the Independent Auditor’s Report from Burr, Pilger & Mayer LLP.

99.3
Unaudited Interim Balance Sheet of Bay Harbor for the periods ended September 30, 2008 and December 31, 2007; the Unaudited Interim Statement of Operations and Changes in Members’ Equity (Deficit) of Bay Harbor for the nine months ended September 30, 2008 and 2007; Unaudited Interim Statements of Cash Flow of Bay Harbor for the nine months ended September 30, 2008 and 2007 and the related notes thereto.

99.4
Unaudited Combined Consolidated Pro Forma Balance Sheet of the Company and Subsidiaries for the period ended September 30, 2008; Unaudited Pro Forma Combined Consolidated Statements of Operations of the Company and Subsidiaries for the nine months ended September 30, 2008; Unaudited Pro Forma Combined Consolidated Statements of Operations of the Company and Subsidiaries for the year ended December 31, 2007 and the related notes thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEX MEDIA, INC.

Date: November 17, 2008	By:	/s/ Ben Zadik
Ben Zadik
Chief Financial Officer